Exhibit 99.1
Protalix Biotherapeutics to Present at the Tel Aviv Stock Exchange 100 Investment Conference
CARMIEL, Israel, April 7, 2011 /PR Newswire/Protalix BioTherapeutics, Inc. (NYSE-AMEX:PLX, TASE:PLX), announced today that Yossi Maimon, the Company’s Chief Financial Officer, will present at the Tel Aviv Stock Exchange 100 investment conference on Tuesday, April 12, 2011 at the Hilton Tel Aviv in Israel.
The Tel Aviv Stock Exchange 100 investment conference provides TA-100 index listed companies with the opportunity to present to institutional and private investors. The conference will have three sessions running in parallel: financial and industrial, real estate and retail, and technology and communications.
About Protalix
Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx™. Protalix’s unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner in an environment free of mammalian components and viruses. Protalix’s lead compound taliglucerase alfa, an enzyme replacement therapy for the treatment of Gaucher disease, completed Phase III development. To date, marketing applications have been submitted for taliglucerase alfa in the United States, European Union, Brazil and Israel. Protalix’s development pipeline also includes: PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; an orally-delivered glucocerebrosidase enzyme that is naturally encased in carrot cells, also for the treatment of Gaucher disease; and pr-antiTNF, a biosimilar version of etanercept (Enbrel™) for the treatment of rheumatoid arthritis.
Forward Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause material differences include, among others, risks relating to: the successful preclinical development of our product candidates; the completion of our clinical trials; the review process of the U.S. Food and Drug Administration, or FDA, the European Medicines Agency, or EMEA, other foreign regulatory bodies and other governmental regulatory bodies; delays in the FDA’s, the EMEA’s or other health regulatory authorities’ approval of any applications we file or refusals to approve such filings; the risk that the FDA may find that the information we provide in a resubmission of the NDA for taliglucerase alfa in response to our receipt of a complete response letter from the FDA in February 2011 is insufficient for regulatory approval; and other factors described in our filings with the Securities and Exchange Commission. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or in preliminary findings for such clinical trials. Failure to obtain approval from the FDA, EMEA or any other foreign regulatory authority of any of our drug candidates in a timely manner, if at all, will severely undermine our business and results of operations by reducing our potential marketable products and our ability to generate corresponding product revenues. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.
Investor Contact
Marcy Nanus
The Trout Group, LLC
Telephone: 646-378-2927
Email: mnanus@troutgroup.com